                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            COMPLETE MANAGEMENT, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           COMPLETE MANAGEMENT, INC.
    Notice of Special Meeting of Shareholders to be held September 29, 1997

                            ---------------------

     The Special Meeting of Shareholders of Complete Management, Inc. will be held at the company's executive offices, 254 West 31st Street, New York City, on September 29, 1997 at 9:30 A.M., Eastern Daylight Savings Time, for the purpose of considering and acting upon the following:

   1. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of Common Shares which the Company is authorized to issue from 20,000,000 to 40,000,000.

   2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.


     The Board of Director has fixed the close of business on August 19, 1997 as the record date for determining the shareholders having the right to notice of and to vote at the meeting.



                                        By order of the Board of Directors


                                        ----------------------------------------
                                        Steven M. Rabinovici
                                          Chairman of the Board





















New York, New York
August 21, 1997

--------------------------------------------------------------------------------
IMPORTANT: Every shareholder, whether or not he or she expects to attend the annual meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

                           COMPLETE MANAGEMENT, INC.

                             ---------------------

                                PROXY STATEMENT
                     For a Special Meeting of Shareholders
                         to be Held September 29, 1997

                             ---------------------

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Complete Management, Inc. ("Complete" or the "Company") to be used at a Special Meeting of Shareholders to be held at 9:30 A.M. Eastern Daylight Savings Time on September 29, 1997, for the purpose set forth in the Notice of Meeting and this Proxy Statement. The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to shareholders is August 21, 1997.

                           VOTING AND VOTE REQUIRED

     Approval of the proposed amendment to the Certificate of Incorporation (the "Amendment") requires the affirmative vote of a majority of all outstanding common shares, par value $.001 per share (the "Common Shares"), entitled to vote thereon. All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the shareholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a shareholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. In the absence of instructions, proxies will be voted FOR the Amendment. Shares represented by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
              TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

General

     The Board of Directors of the Company (the "Board") believes it would be advantageous to amend Article FOURTH of the Company's Certificate of Incorporation to increase the aggregate number of the Company's Common Shares which the Company is authorized to issue from 20,000,000 to 40,000,000.

     Should the Amendment be adopted, the Board will not seek shareholder approval prior to any issuance within the proposed authorization of additional Common Shares, unless otherwise required by the Certificate of Incorporation, By-laws or any applicable regulation of any exchange on which shares of the Company may be listed. Frequently, opportunities arise that require prompt issuance of shares. A delay occasioned by the need for shareholder approval of an amendment to increase the authorized shares, even though shareholders' approval is not required for the specific transaction, could be detrimental to the Company and its shareholders.

     The Amendment would change the first sentence of Article "FOURTH" of the Company's Certificate of Incorporation to read as follows:

     "FOURTH. The aggregate number of shares which the Corporation shall have authority to issue is 42,000,000, of which 40,000,000 shall be Common Shares, par value $.001 per share (the "Common Shares") and 2,000,000 shall be Preferred Shares, par value $.001 per share (the "Preferred Shares")."


Reasons and Effects

     As of July 28, 1997, of the Company's 20,000,000 authorized Common Shares, 10,743,829 shares were issued and outstanding and 8,015,013 shares were reserved for issuance for the following purposes: 4,671,875 shares upon conversion of the Company's outstanding Convertible Subordinated Debentures; 555,555 shares upon conversion of the Company's outstanding Convertible Subordinated Notes; 806,250 shares upon exercise of warrants granted to the underwriters' representatives in the Company's public offerings; 40,333 shares upon exercise of warrants which were assumed by the Company when it merged with Medical Management, Inc.; and 1,941,000 shares upon exercise of options granted, or to be granted, pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan"), and options granted outside the Plan, leaving a balance of only 1,241,158 shares available for issuance. The Board of Directors believes that it is necessary to have a reserve of authorized shares available for issuance from time to time to meet the financing requirements of the Company, including their issuance in connection with acquisitions of other businesses, for sale for cash, for use in connection with share dividends or share splits or for other corporate purposes not now determinable. The proposed increase in the number of authorized Common Shares is designed to provide the Company with additional flexibility in pursuing its long-range business objectives.

     Although there are no other present plans which would result in the need for additional Common Shares to be issued, management is continually considering the desirability of corporate actions which might create such a need.

     The increased number of authorized Common Shares could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of Common Shares into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have recently issued warrants or other rights to acquire additional shares of common stock to the holders of its common stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the board of directors as not in the best interest of the company and its shareholders. If this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

   The Board of Directors unanimously recommends a vote FOR the Amendment.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table, together with the accompanying footnotes, sets forth information, as of July 28, 1997, regarding share ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Shares, certain executive officers, all directors, and all directors and officers of the Company as a group:



                        Name of                               Shares of Common Stock     Percentage
                  Beneficial Owner (1)                         Beneficially Owned        of Ownership
-----------------------------------------------------------   ------------------------   -------------
Directors, Nominees and Named Executives
Steven M. Rabinovici   ....................................            360,126(2)             3.35%
David R. Jacaruso   .......................................            307,452(3)             2.86%
Dennis Shields   ..........................................            472,212(4)             4.4 %
Arthur L. Goldberg  .......................................             50,500(5)                *
Joseph M. Scotti    .......................................             88,356(5)                *
Steven Cohn   .............................................             24,021(5)                *
Steven A. Hirsh  ..........................................            212,054(6)             1.94%
Joseph S. Tocci  ..........................................             15,501(7)                *
All Directors and Officers as a group (14 persons)   ......          1,932,595(8)            17.1 %
5% and Greater Shareholders
Lawrence Shields, M.D. (9)   ..............................          1,125,291               10.47%
Mellon Bank Corporation   .................................          1,547,860               14.41%

* Less than 1%

(1) Address of beneficial owner is c/o Complete Management, Inc. 254 West 31st Street, New York, NY 10001, except address of Dr. Shields is 26 Court Street, Brooklyn, New York 11242 and address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258

(2) Includes 235,126 shares held by his son, Jeffrey. Does not include options to purchase 100,000 shares granted on July 16, 1997 expiring five (5) years from the date of grant and exercisable only during the last 30 days of the option term, except that the first date on which the options shall be exercisable shall be accelerated as follows: (i) options to purchase 50,000 shares shall become exercisable if the closing price of the

    Common Shares is at least $22.5 for 30 consecutive trading days; (ii) options to purchase the balance of the shares covered by the options shall become exercisable if the closing price of the Common Shares is at least $27.5 for 30 consecutive trading days; and (iii) options to purchase 75,000 shares shall become exercisable if a "change in control" (as defined in the option agreement) occurs.

(3) Includes shares held by his wife, Marie Graziosi and shares held as custodian for his minor children, Cara Elizabeth and David Francis. Does not include options to purchase 100,000 shares granted on July 16, 1997 expiring five (5) years from the date of grant and exercisable only during the last 30 days of the option term, except that the first date on which the options shall be exercisable shall be accelerated as follows: (i) options to purchase 50,000 shares shall become exercisable if the closing price of the Common Shares is at least $22.5 for 30 consecutive trading days; (ii) options to purchase the balance of the shares covered by the options shall become exercisable if the closing price of the Common Shares is at least $27.5 for 30 consecutive trading days; and (iii) options to purchase 75,000 shares shall become exercisable if a "change in control" (as defined in the option agreement) occurs.

(4) Does not include options to purchase 100,000 shares granted on July 16, 1997 expiring five (5) years from the date of grant and exercisable only during the last 30 days of the option term, except that the first date on which the options shall be exercisable shall be accelerated as follows:
    (i) options to purchase 50,000 shares shall become exercisable if the closing price of the Common Shares is at least $22.5 for 30 consecutive trading days; (ii) options to purchase the balance of the shares covered by the options shall become exercisable if the closing price of the Common Shares is at least $27.5 for 30 consecutive trading days; and (iii) options to purchase 75,000 shares shall become exercisable if a "change in control" (as defined in the option agreement) occurs. Dennis Shields is the son of Dr. Lawrence Shields.

(5) Includes options granted under the Company's 1995 Stock Option Plan exercisable within 60 days of the date hereof as follows: Arthur L. Goldberg, 50,000; Joseph M. Scotti, 45,833 and Steven Cohn, 20,000.

(6) Consists of (i) 14,833 shares and 94,444 shares issuable on the conversion of Convertible Subordinated Notes owned by a trust of which Mr. Hirsh is the portfolio manager with investment power, (ii) 50,000 shares issuable upon conversion of Convertible Subordinated Notes owned by a limited partnership of which Mr. Hirsh is a general partner with investment power and (iii) 8,333 shares and 44,444 shares issuable on conversion of Convertible Subordinated Notes owned by Astro Communications, Inc., a company of which Mr. Hirsh is President and Chief Executive Officer.

(7) Includes 10,000 options, not granted pursuant to the Company's 1995 Stock Option Plan, exercisable within 60 days of the date hereof.

(8) Includes (i) 369,096 shares issuable upon exercise of options exercisable within 60 days of the date hereof and (ii) 188,888 shares issuable on the conversion of Convertible Subordinated Notes.

(9) Dr. Lawrence Shields is the father of Dennis Shields.

                                 MISCELLANEOUS

Other Matters

     Management knows of no matter other than the foregoing to be brought before the Special Meeting of Shareholders, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Solicitation of Proxies

     The entire cost of the solicitation of proxies will be borne by Complete. Proxies may be solicited by directors, officers and regular employees of Complete, without extra compensation, by telephone, telegraph, mail or personal interview. Complete will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Shares.

     EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.



                                        By order of the Board of Directors


                                                    ----------------------------
                                                    Steven M. Rabinovici
                                                          Chairman of the Board

New York, New York
August 21, 1997

PROXY
                           COMPLETE MANAGEMENT, INC.

This Proxy is solicited by the Board of Directors for the Special Meeting on
                              September 29, 1997

     The undersigned hereby appoints Steven M. Rabinovici, David R. Jacaruso and Arthur L. Goldberg and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Special Meeting of Shareholders of Complete Management, Inc. to be held on September 29, 1997 at 9:30 a.m. and at any postponement(s) or adjournment(s) thereof to vote all Common Shares of the Company held or owned by the undersigned as indicated on the proposal as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the Meeting.

1. The approval of the amendment to the Certificate of Incorporation

                                              FOR    AGAINST    ABSTAIN
                                               / /      / /       / /


                                  (Continued, and to be Signed, on Reverse Side)

     The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR the proposal.

     The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.


                                                      Date:                1997
                                                      -------------------------


                                                      -------------------------
                                                       Signature of Shareholder

                                                      -------------------------
                                                       Signature of Shareholder

                                                      DATE AND SIGN EXACTLY AS
                                                      NAME APPEARS HEREON, EACH
                                                      JOINT TENANT MUST SIGN.
                                                      WHEN SIGNING AS ATTORNEY,
                                                      EXECUTOR, TRUSTEE, ETC.,
                                                      GIVE FULL TITLE IF SIGNER
                                                      IS CORPORATION, SIGN IN
                                                      FULL CORPORATE NAME BY
                                                      AUTHORIZED OFFICER